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                                                                   EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Timberland Company on Form S-8 of our reports dated February 9, 1995, appearing and incorporated by reference in the Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 1994.


/s/ Deloitte & Touche

Boston, Massachusetts
June 20, 1995